--------------------------------------------------------------------------------

                                                                  EXECUTION COPY









                             CHINAdotcom CORPORATION

                           (A CAYMAN ISLANDS COMPANY),



                              24/7 media-asia ltd.

                              (a hong kong company)

                                       AND

                                24/7 MEDIA, INC.

                            (A DELAWARE CORPORATION)




   ---------------------------------------------------------------------------
                            EQUITY EXCHANGE AGREEMENT
   ---------------------------------------------------------------------------

                                TABLE OF CONTENTS


SECTION 1.       exchange of shares............................................1

   1.1   CHINADOTCOM ISSUANCE OF SHARES........................................1
   1.2   24/7 MEDIA ISSUANCE OF SHARES.........................................1

SECTION 2.       Closing.......................................................1

   2.1   TIME AND PLACE OF CLOSING.............................................1
   2.2   CHINADOTCOM'S ACTIONS AT THE CLOSING..................................2
   2.3   24/7 MEDIA'S ACTIONS AT THE CLOSING...................................2

SECTION 3.       REPRESENTATIONS AND WARRANTIES................................2

   3.1   REPRESENTATIONS AND WARRANTIES OF CHINADOTCOM AND MEDIA-ASIA..........2
   3.2   24/7 MEDIA'S REPRESENTATIONS AND WARRANTIES...........................3
   3.3   REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY........4

SECTION 4.       COVENANTS.....................................................4


SECTION 5.       actions prior to the closing..................................5

   5.1   ACTIVITIES UNTIL THE CLOSING DATE.....................................5
   5.2   CHINADOTCOM'S EFFORTS TO FULFILL CONDITIONS...........................5
   5.3   24/7 MEDIA'S EFFORTS TO FULFILL CONDITIONS............................6

SECTION 6.       conditions precedent to closing...............................6

   6.1   CONDITIONS TO CHINADOTCOM'S OBLIGATIONS...............................6
   6.2   CONDITIONS TO 24/7 MEDIA'S OBLIGATIONS................................6

SECTION 7.       termination...................................................7

   7.1   RIGHT TO TERMINATE....................................................7
   7.2   EFFECT OF TERMINATION.................................................7

SECTION 8.       absence of brokers............................................7

   8.1   REPRESENTATIONS AND WARRANTIES REGARDING BROKERS AND OTHERS...........7

SECTION 9.       general.......................................................8

   9.1   EXPENSES..............................................................8
   9.2   PRESS RELEASES........................................................8
   9.3   ENTIRE AGREEMENT......................................................8
   9.4   EFFECT OF DISCLOSURES.................................................8
   9.5   CAPTIONS..............................................................8
   9.6   ASSIGNMENTS...........................................................9
   9.7   NOTICES AND OTHER COMMUNICATIONS......................................9
   9.8   GOVERNING LAW........................................................10
   9.9   AMENDMENTS...........................................................10
   9.10    COUNTERPARTS.......................................................10

                            EQUITY EXCHANGE AGREEMENT

         This is an agreement ("Agreement") effective as of June 30, 2000 between chinadotcom corporation, a corporation organized and existing under the laws of the Cayman Islands ("chinadotcom"), 24/7 Media-Asia, a corporation organized and existing under the laws of Hong Kong ("Media-Asia") and 24/7 Media, Inc., a corporation organized and existing under the laws of the State of Delaware ("24/7 Media").

         WHEREAS, chinadotcom, Media-Asia and 24/7 Media have entered into the 24/7 Media-Asia Agreement (the "Media-Asia Agreement"), effective as of June 30, 2000; and a Trademark License Agreement, effective as of June 30, 2000, relating to the collaborative alliance between chinadotcom, Media-Asia and 24/7 Media to establish, develop and market the 24/7 Media - Asia Network, as defined in the Media-Asia Agreement;

         WHEREAS,   pursuant  to  Section  2.5  of  the  Media-Asia   Agreement,
chinadotcom has agreed to exchange a partial interest in its 24/7 Media-Asia subsidiary in exchange for shares in 24/7 Media;

         WHEREAS, in accordance with such exchange, chinadotcom shall sell to 24/7 Media one hundred seventy four (174) shares of common stock of Media-Asia, par value HK$1.00 per share ("Media-Asia Shares"), representing nineteen and nine-tenths percent (19.9%) of the issued and outstanding capital stock of Media-Asia ("Media-Asia Capital Stock"), on a fully diluted basis, in exchange for the issuance and sale by 24/7 Media to chinadotcom of two million five hundred thousand (2,500,000) shares of common stock of 24/7 Media, par value $0.01 per share ("24/7 Media Shares").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. EXCHANGE OF SHARES

1.1  chinadotcom Issuance of Shares.

     At the Closing described in Section 2.1, chinadotcom will transfer the Media-Asia Shares to 24/7 Media.

1.2  24/7 Media Issuance of Shares.

     At the Closing, 24/7 Media will issue the 24/7 Media Shares to chinadotcom.

SECTION 2. CLOSING

2.1  Time and Place of Closing.

     The closing (the "Closing") of the exchange of the Media-Asia Shares for the 24/7 Media Shares will take place at the offices of Clifford Chance, 29/F, Jardine House, One Connaught Place, Central, Hong Kong, at 10:00 A.M. EST time, on August 24, 2000 (the "Closing Date").

2.2  chinadotcom's Actions at the Closing.

     At the Closing, chinadotcom will deliver to 24/7 Media the following:

     (a) Certificates representing the Media-Asia Shares registered in the name of 24/7 Media.

     (b) A certificate delivered by a duly authorized officer of chinadotcom pursuant to Section 6.2(a) hereof.

2.3  24/7 Media's Actions at the Closing.

     At the Closing, 24/7 Media will deliver to chinadotcom the following:

     (a) Certificates representing the 24/7 Media Shares registered in the name of chinadotcom.

     (b) A certificate delivered by a duly authorized officer of 24/7 Media pursuant to Section 6.1(a) hereof.

SECTION 3. REPRESENTATIONS AND WARRANTIES

3.1  Representations    and   Warranties   of   chinadotcom    and   Media-Asia.

     Chinadotcom and Media-Asia jointly and severally represent and warrant to 24/7 Media as follows:

     (a) chinadotcom is a corporation duly organized and validly existing under the laws of the Cayman Islands and has taken all necessary action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

     (b) Media-Asia is a corporation duly organized and validly existing under the laws of Hong Kong and has taken all necessary action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

     (c) The issued and outstanding stock of Media-Asia is 700 shares of common stock, at par value HK$1.00 per share. On the Closing Date, the number of outstanding shares of common stock of Media-Asia will be 874 shares. Media-Asia has not issued any options, warrants or convertible or exchangeable securities, and is not a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, Media-Asia to sell or issue any capital stock of Media-Asia. chinadotcom is the sole securityholder of Media-Asia and designees of chinadotcom constitute the entire Board of Directors of Media-Asia.

     (d) This Agreement has been duly executed and delivered by chinadotcom and is a valid and binding agreement of chinadotcom, enforceable against chinadotcom in accordance with its terms.

     (e) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default)
          under, the Certificate of Incorporation or By-laws (or their equivalent) of chinadotcom or Media-Asia, any agreement or instrument to which chinadotcom, Media-Asia or any other subsidiary of chinadotcom is a party or by which any of them is bound, any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over chinadotcom, Media-Asia or any of its other subsidiaries.

     (f) The Media-Asia Shares to be transferred to 24/7 Media as contemplated by this Agreement are duly authorized and issued, fully paid and nonassessable; and 24/7 Media will become the owner of the Media-Asia Shares, free and clear of any liens, encumbrances or claims of other persons, including but not limited to any claims of preemptive rights, except liens or encumbrances imposed by reason of acts of 24/7 Media.

     (g) No governmental filings, authorizations, approvals or consents, or other governmental action are required to permit chinadotcom or Media-Asia to fulfill its obligations under this Agreement in all material respects.

     (h) chinadotcom is not a U.S. person as such term is defined in Regulation S under the Securities Act and is not acquiring the 24/7 Media Shares for the benefit of any U.S. person. The 24/7 Media Shares have not been registered under the Securities Act and will be acquired by chinadotcom for its own account for the purpose of investment and not with a view to any resale or distribution thereof. In the event chinadotcom subsequently resells any of the 24/7 Media Shares, such resale will be made only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

3.2  24/7 Media's Representations and Warranties.

     24/7 Media represents and warrants to chinadotcom as follows:

     (a) 24/7 Media is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has taken all necessary action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

     (b) This Agreement has been duly executed and delivered by 24/7 Media and is a valid and binding agreement of 24/7 Media, enforceable against 24/7 Media in accordance with its terms.

     (c) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, the Certificate of Incorporation or By-laws of 24/7 Media, any agreement or instrument to which 24/7 Media or any subsidiary of 24/7 Media is a party or by which any of them is bound, any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over 24/7 Media or any of its subsidiaries.

     (d) Upon issuance by 24/7 Media of the 24/7 Media Shares to chinadotcom as contemplated by this Agreement, such Shares will be duly authorized and issued, fully paid and nonassessable; and chinadotcom will become the owner of the 24/7 Media Shares, free and clear of any liens, encumbrances or claims of other persons, including but not limited to any claims of preemptive rights, except liens or encumbrances imposed by reason of acts of chinadotcom.

     (e) The only authorized stock of 24/7 Media is 70,000,000 shares of common stock, at par value US$0.01 per share, and 10,000,000 shares of preferred stock, par value US$0.01 per share. On the Closing Date, the outstanding stock of 24/7 Media will be substantially as set forth in 24/7 Media filings with the Securities and Exchange Commission ("SEC Filings"). Except as set forth in the SEC Filings, 24/7 Media has not issued any options, warrants or convertible or exchangeable securities, and is not a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, 24/7 Media to sell or issue any capital stock of 24/7 Media, other than in the ordinary course of business.

     (f) 24/7 Media is an "accredited investor" as such term is defined in Rule 501 under the Securities Act. The Media-Asia Shares have not been registered under the Securities Act and will be acquired by 24/7 Media for its own account for the purpose of investment and not with a view to any resale or distribution thereof. In the event 24/7 Media subsequently resells any of the chinadotcom Shares, such resale will be made only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

     (g) No governmental filings, authorizations, approvals or consents, or other governmental action are required to permit 24/7 Media to fulfill all its obligations under this Agreement.

3.3  Representations,   Warranties   and   Agreements   to   Survive   Delivery.

     All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of a party, and shall survive delivery of the Media-Asia Shares and the 24/7 Media Shares.

SECTION 4. COVENANTS

     (a) For so long as 24/7 Media shall be a stockholder of Media-Asia, 24/7 Media shall have the right to designate a member of the board of directors for Media-Asia.

     (b) Effective with the execution of this Agreement, Mr. Peter Yip shall become a Class I member of the Board of Directors of 24/7 Media, with a term expiring in 2002. For so long as CDC shall be a holder of not less than five percent (5%) of the issued and outstanding common stock of 24/7 Media, 24/7 Media shall use its best efforts to cause its Board of Directors to nominate and recommend for election to the Board of Directors the Chief Executive Officer of CDC.

     (c) 24/7 Media hereby grants CDC the right of first refusal to acquire 24/7 Media's equity position in Media-Asia. This right shall expire upon the completion of an Initial Public Offering of Media-Asia.

     (d) CDC hereby grants 24/7 Media the right of first refusal to acquire CDC's equity position in Media-Asia, except that such right of first refusal shall not apply to a sale of shares pursuant to a registered public offering.

     (e) Media-Asia hereby grants to 24/7 Media a pre-emptive right with respect to any original issuance of securities directly by Media-Asia, other than pursuant to a stock option plan approved by 24/7 Media. This pre-emptive right shall entitle 24/7 Media to maintain its ownership percentage in Media-Asia by acquiring additional securities on the same terms and conditions as the original issuance giving rise to the exercise of any preemptive right. (f) 24/7 Media hereby agrees not to sell, assign, hypothecate, hedge in any manner, or otherwise transfer any of the Media-Asia Shares for a period of twelve months from the date hereof. 24/7 Media shall enter into an agreement with the lead underwriter of any registered public offering of Media-Asia's common stock whereby 24/7 Media will agree that it will not sell, assign, hypothecate, hedge in any manner or otherwise transfer any of the Media-Asia Shares for a period of 90 days (180 days in the case of Media-Asia's initial public offering) from the date of the prospectus with respect to such registered public offering.

     (g) chinadotcom hereby agrees not to sell, assign, hypothecate, hedge in any manner, or otherwise transfer any of the 24/7 Media Shares for a period of twelve months from the date hereof. chinadotcom shall enter into an agreement with the lead underwriter of any registered public offering of 24/7 Media's common stock whereby chinadotcom will agree that it will not sell, assign, hypothecate, hedge in any manner or otherwise transfer any of the 24/7 Media Shares for a period of 90 days from the date of the prospectus with respect to such registered public offering.


SECTION 5. ACTIONS PRIOR TO THE CLOSING

5.1  Activities Until the Closing Date.

     From the date of this Agreement to the Closing Date, chinadotcom and 24/7 Media will, and each of them will cause its subsidiaries to, operate their respective businesses in the ordinary course and in a manner consistent with the manner in which they are being operated at the date of this Agreement.

5.2  chinadotcom's Efforts to Fulfill Conditions.

     chinadotcom will use its best efforts to cause all the conditions set forth in Section 5.1 to be fulfilled prior to or at the Closing.

5.3  24/7 Media's Efforts to Fulfill Conditions.

     24/7 Media will use its best efforts to cause all the conditions contained in Section 5.2 to be fulfilled prior to or at the Closing.

SECTION 6. CONDITIONS PRECEDENT TO CLOSING

6.1  Conditions to chinadotcom's Obligations.

     The   obligations  of  chinadotcom  at  the  Closing  are  subject  to  the satisfaction of the following conditions (any or all of which may be waived by chinadotcom):

     (a) The representations and warranties of 24/7 Media contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects at the Closing Date with the same effect as though made on that date, and 24/7 Media will have delivered to chinadotcom a certificate dated that date and signed by a duly authorized officer of 24/7 Media to that effect in form and substance reasonably satisfactory to chinadotcom.

     (b) 24/7 Media will have fulfilled in all material respects all of its obligations under this Agreement required to have been fulfilled prior to or at the Closing.

     (c) No order will have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains chinadotcom from completing the transactions which are the subject of this Agreement.

6.2  Conditions to 24/7 Media's Obligations

     The obligations of 24/7 Media at the Closing are subject to the following conditions (any or all of which may be waived by 24/7 Media):

     (a) The representations and warranties of chinadotcom contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects at the Closing Date with the same effect as though made on that date, and chinadotcom will have delivered to 24/7 Media a certificate dated that date and signed by a duly authorized officer of chinadotcom to that effect in form and substance reasonably satisfactory to 24/7 Media.

     (b) chinadotcom will have fulfilled in all material respects all of its obligations under this Agreement required to have been fulfilled prior to or at the Closing.

     (c) No order will have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains 24/7 Media from completing the transactions which are the subject of this Agreement.

     (d) Chinadotcom corporation and 24/7 Media shall have executed a mutually satisfactory agreement that provides that the Media-Asia shares shall be exchangeable, at the sole option of 24/7 Media, for 1,809,701 shares (adjusted as appropriate for splits, stock dividends, etc.) of chinadotcom (i) immediately upon a change in control of chinadotcom, or (ii) three years after the date hereof if Media-Asia shall not have consummated an Initial Public Offering resulting in net proceeds to Media-Asia of at least U.S. $20,000,000 at an enterprise value for Media-Asia of not less than U.S. $200,000,000.

SECTION 7. TERMINATION

7.1  Right to Terminate.

     This Agreement may be terminated at any time prior to the Closing:

     (a)  By mutual consent of chinadotcom and 24/7 Media.

     (b) By either chinadotcom or 24/7 Media if, without fault of the terminating party, the Closing does not occur within sixty (60) days of the signing of this Agreement.

     (c) By chinadotcom if (i) it is determined that any of the representations or warranties of 24/7 Media contained in this Agreement was not complete and accurate in all material respects on the date of this Agreement or (ii) any of the conditions in Section 5.1 is not satisfied or waived by chinadotcom prior to or on the Closing Date.

     (d) By 24/7 Media if (i) it is determined that any of the representations or warranties of chinadotcom contained in this Agreement was not complete and accurate in all material respects on the date of this Agreement or (ii) any of the conditions in Section 5.2 is not satisfied or waived by 24/7 Media prior to or on the Closing Date.

7.2  Effect of Termination.

     If this Agreement is terminated pursuant to Section 6.1, after this Agreement is terminated, neither party will have any further rights or obligations under this Agreement. Nothing contained in this Section will, however, relieve either party of liability for any breach of this Agreement which occurs before this Agreement is terminated.

SECTION 8. ABSENCE OF BROKERS

8.1  Representations    and   Warranties    Regarding    Brokers   and   Others.

     chinadotcom and 24/7 Media each represents and warrants to the other that nobody acted as a broker, a finder or in any similar capacity in connection with the transactions which are the subject of this Agreement. chinadotcom and 24/7 Media each indemnifies the other of them against, and agrees to hold the other of them harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and costs of investigation) incurred because of any claim by anyone for compensation as a broker, a finder or in any similar capacity by reason of services allegedly rendered to the Indemnifying Party in connection with the transactions which are the subject of this Agreement.

SECTION 9. GENERAL

9.1  Expenses.

     chinadotcom and 24/7 Media will each pay its own expenses in connection with the transactions which are the subject of this Agreement, including legal fees.

9.2  Press Releases.

     chinadotcom and 24/7 Media will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement, except that nothing in this Section will prevent either party from making any statement when and as required by law or by the rules of any securities exchange or securities quotation system on which securities of that party or an affiliate are listed or quoted.

9.3  Entire Agreement.

     This Agreement and the documents to be delivered in accordance with this Agreement contain the entire agreement between chinadotcom and 24/7 Media relating to the transactions which are the subject of this Agreement and those other documents, all prior negotiations, understandings and agreements between chinadotcom and 24/7 Media are superseded by this Agreement and those other documents, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement or those other documents other than those expressly set forth in this Agreement or those other documents.

9.4  Effect of Disclosures.

     Any information disclosed by a party in connection with any representation or warranty contained in this Agreement (including exhibits to this Agreement) will be treated as having been disclosed in connection with each representation and warranty made by that party in this Agreement.

9.5  Captions.

     The captions of the Articles and Sections of this Agreement are for reference only, and do not affect the meaning or interpretation of this Agreement.

9.6  Assignments.

     Neither this Agreement nor any right of any party under it may be assigned, except that either chinadotcom or 24/7 Media may assign its rights and obligations under this Agreement to a corporation which is wholly owned by chinadotcom or 24/7 Media, as the case may be.

9.7  Notices and Other Communications.

     Any notice or other communication under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), on the day after the day on which sent by a recognized overnight courier service, or on the third business day after the day on which mailed by first class mail, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

     If to chinadotcom:

                  chinadotcom corporation
                  20/F Citicorp Centre
                  18 Whitfield Road
                  Causeway Bay, Hong Kong
                  Attention:  Mr. Peter Yip
                              General Counsel
                  Facsimile No.:  (852) 2961-2628

     with a copy to:

                  Clifford Chance
                  Jardine House, 29th Floor
                  One Connaught Place
                  Central, Hong Kong
                  Attention:  Jon R. Lewis, Esq.
                  Facsimile No.:  (852) 2825-8800


     If to 24/7 Media:

                  24/7 Media, Inc.
                  1250 Broadway, 27th Floor
                  New York, NY 10001
                  Attention:  Chief Executive Officer
                  Facsimile No.:  (212) 760-1018

     with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY 10036-8299
                  Attention:  Ronald R. Papa, Esq.
                  Facsimile No.:  (212) 969-2900

9.8  Governing Law.

     This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law provision thereof.

9.9  Amendments.

     This Agreement may be amended only by a document in writing signed by both chinadotcom and 24/7 Media.

9.10 COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

                  IN WITNESS WHEREOF, chinadotcom, Media-Asia and 24/7 Media have executed this Agreement on this __ day of August, 2000, effective as of the date first set forth above.


                                            CHINADOTCOM CORPORATION


                                            By:  _______________________________

                                                 Name:

                                                 Title:


                                            24/7 MEDIA-ASIA LTD.


                                            By:  _______________________________

                                                 Name:

                                                 Title:


                                            24/7 MEDIA, INC.


                                            By:  _______________________________

                                                 Name:

                                                 Title: